Exhibit 5.1

[Letterhead of Latham & Watkins LLP]

December 5, 2003

Intuitive Surgical, Inc.

950 Kifer Road

Sunnyvale, California 94086

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

In connection with the registration of the resale of up to 2,113 shares (the “Shares”) of common stock, par value $0.001 per share, of Intuitive Surgical, Inc., a Delaware corporation (the “Company”), issuable upon the exercise of certain warrants (the “Warrants”) assumed by the Company in connection with its acquisition of Computer Motion, Inc. under the Securities Act of 1933, as amended, by the Company on Form S–3 filed with the Securities and Exchange Commission on December 5, 2003, (the “Registration Statement”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, upon exercise of the Warrants and issuance, delivery and payment of the Shares in the manner contemplated by the Warrants and the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/    Latham & Watkins LLP